TEMPUR SEALY ANNOUNCES ACQUISITION OF SEALY BRAND RIGHTS
IN CONTINENTAL EUROPE

LEXINGTON, KY, MAY 1, 2014 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today announced it has signed a definitive agreement to acquire the Sealy® brand rights in Continental Europe (excluding the UK) from its former licensee. The Company anticipates closing the transaction, which is subject to customary closing conditions, during its fiscal second quarter of 2014. Financial terms were not disclosed.
As part of the transaction, the companies have executed a supply agreement, whereby the former licensee will become a contract manufacturer for certain Sealy branded products. No assets were acquired.
Tempur Sealy International, Inc. CEO Mark Sarvary commented, “The acquisition of Sealy brand rights in Continental Europe represents a significant long-term growth opportunity. We are excited at the prospects of further increasing our European presence and will leverage Tempur International’s European sales and marketing infrastructure to grow it in the years to come."

Chief Financial Officer Dale Williams commented, “Given our current expectation for when the deal will close and the nature of the transaction, we expect this geographic expansion to have limited sales and earnings contribution to our overall results in 2014. However, we expect sales and earnings contribution to be more significant in 2015 and beyond as we broaden our product offering and increase distribution.”

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," “guidance,” "anticipates," "projects," "plans," “proposed,” "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its four key strategic growth initiatives, the anticipated growth of its business in Continental Europe and its expected contribution to earnings for 2014 and future periods. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.
Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation (“Sealy”) into the Company’s operations and realize cost and revenue synergies and other benefits from the acquisition of Sealy; the ability of the Company to develop a successful supply relationship with the former licensee in Continental Europe and the ability of Tempur International to successfully grow Sealy branded sales; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in interest rates; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax proceedings; changing commodity costs; the risk that the Company’s final purchase price allocation relating to the Sealy acquisition could be significantly different from the Company’s initial estimated purchase price allocation; and the effect of future legislative or regulatory changes.
Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's 2013 Annual Report on Form 10-K filed on February 21, 2014 with the SEC, under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, OptimumTM and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Contact:
Mark Rupe
Vice President
Tempur Sealy International, Inc.
Investor.Relations@tempursealy.com
800-805-3635